SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                              POORE BROTHERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 2002

Dear Poore Brothers, Inc. shareholder:

     The 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Poore Brothers, Inc., a Delaware corporation ("the Company"), will be held on May 21, 2002, at 3:00 p.m. local time, at The Wigwam Resort, 300 Wigwam Boulevard, Litchfield, Arizona 85340, for the following purposes:

     (1) To elect the Directors of the Company to serve until the 2003 Annual Meeting of Shareholders;

     (2) To consider and act upon a shareholder proposal as set forth in the attached Proxy Statement; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed March 28, 2002 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed for the Annual Meeting.

     Your copy of the 2001 Annual Report of the Company is enclosed.

                                        By Order of the Board of Directors
                                                    Eric J. Kufel
                                        President and Chief Executive Officer

Goodyear, Arizona
April 18, 2002

                                    IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR SHAREHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 21, 2002

SOLICITATION OF PROXIES; ACCOMPANYING DOCUMENTATION

     We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of Poore Brothers, Inc. (which we refer to as the "Company," "we," or "us"), for the 2002 annual meeting of shareholders (the "Annual Meeting"), including any adjournment or postponement thereof. The Annual Meeting will be held at 3:00 p.m. Arizona time, on May 21, 2002, at The Wigwam Resort, 300 Wigwam Boulevard, Litchfield, Arizona 85340.

     Starting April 18, 2002, we are mailing this proxy statement to shareholders entitled to vote at the Annual Meeting, together with a form of proxy and voting instruction card ("proxy card") and the Company's Annual Report for the year ended December 31, 2001 (which includes a copy of the Company's Form 10-KSB for such period, including audited financial statements, filed with the Securities and Exchange Commission (the "SEC")).

COSTS OF SOLICITATION

     All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, Directors and employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent, American Stock Transfer & Trust Co., for their reasonable out-of-pocket expenses in forwarding such material.

SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING

     If you are a registered shareholder at the close of business on the record date, March 28, 2002, you are entitled to receive this notice and to vote at the Annual Meeting. There were 15,694,185 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the Annual Meeting for each share of Company common stock you own.

HOW TO VOTE YOUR SHARES

     Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. If you own your shares in record name, you may cast your vote by simply marking, dating and signing your proxy card, and then returning it to the Company's transfer agent, American Stock Transfer & Trust Co., in the postage-paid envelope provided.

     Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

HOW TO REVOKE YOUR PROXY

     You may revoke your proxy at any time before it is voted at the Annual Meeting by:

     * delivering written notice of revocation to: Secretary, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338, at any time before the proxy is voted;
     *    executing and delivering a later-dated proxy; or
     *    attending the Annual Meeting and voting by ballot.

     No notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Such revocation will not affect a vote on any matter taken prior to the receipt of such revocation. Your attendance at the Annual Meeting will not by itself revoke your proxy.

VOTING AT THE ANNUAL MEETING

     The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to vote in person at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as a bank or broker) to be able to vote at the Annual Meeting.

     Your shares will be voted at the Annual Meeting as directed by the voting instructions on your proxy card if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting, and (4) you did not revoke your proxy prior to the Annual Meeting.

THE BOARD'S RECOMMENDATIONS

     If you send a properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:

     * FOR the election of the nominated slate of Directors (see pages 3 and 4); and

     * AGAINST the shareholder proposal regarding the form of the Company's proxy card (see pages 13 and 14).

     If any other matters properly come before the Annual Meeting, the shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies.

VOTES REQUIRED TO APPROVE EACH ITEM

     The presence at the Annual Meeting (in person or by proxy) of the holders of at least a majority of the shares outstanding on the record date, March 28, 2002, is necessary to have a quorum allowing us to conduct business at the Annual Meeting. The following votes are required to approve each item of business at the Annual Meeting:

     * Election of Directors: A majority of the votes cast at the Annual Meeting (in person or by proxy) is required to approve the election of the directors (Item 1).

     * Other Items: A majority of the votes cast at the Annual Meeting (in person or by proxy) is required to approve other items of business (Item 2 and any other business).

     Broker "non-votes" and abstentions have no effect on the outcome of the vote for the election of Directors or any other items. Broker "non-votes" occur when a nominee (such as a bank or broker) returns a proxy, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner.

ANNUAL MEETING ADMISSION

     You may attend the Annual Meeting if you are a registered shareholder, a proxy for a registered shareholder, or a beneficial owner of Company common stock with evidence of ownership.

VOTING RESULTS

We will include the results of the Annual Meeting in the Company's next quarterly report filed with the SEC.

                                    * * * * *

                       PROPOSAL 1 -- ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The By-laws of the Company, as amended, provide that the number of Directors constituting the Board of Directors shall be determined by resolution of the Board of Directors at any meeting or by the shareholders at the Annual Meeting. The Board of Directors of the Company has set the number of Directors comprising the Board of Directors at seven (7).

     The Board of Directors has nominated seven (7) persons for election as Directors of the Company at the Annual Meeting, each to serve until the 2003 annual meeting of shareholders of the Company or until his successor shall have been duly elected and qualified. All of the nominees are currently serving as Directors of the Company. Each nominee has consented to be named in this Proxy Statement and to serve if elected. If, prior to the meeting, any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies will be voted for such alternate individual as shall be designated by the Board of Directors, unless the Board of Directors shall determine to reduce the number of Directors pursuant to the By-laws of the Company.

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, is required for the election of Directors. Shares will be voted for the nominees in accordance with the specifications marked on the proxies applicable thereto, and if no specification is made, will be voted "FOR" the election of the nominees.

     The table below sets forth the names and ages of the nominees for Director and, where applicable, the year each first became a Director of the Company.

                                                      YEAR FIRST BECAME A
           NAME                        AGE          DIRECTOR OF THE COMPANY
           ----                        ---          -----------------------
     Thomas E. Cain                     47                   2000
     Thomas W. Freeze                   50                   1999
     Mark S. Howells                    48                   1995
     Eric J. Kufel                      35                   1997
     James W. Myers                     67                   1999
     Robert C. Pearson                  66                   1996
     Aaron M. Shenkman                  61                   1997

     Set forth below for each person nominated to be a Director is a description of all positions held by such person with the Company and the principal occupations of such person during at least the last five years.

     THOMAS E. CAIN. Mr. Cain has served as a Director since September 2000. Mr. Cain has served as Chief Executive Officer of Focus Capital Group, LLC since December 2001. From 1999 to 2001, Mr. Cain was Chairman of Frontstep distribution.com and from 1991 to 1999, Mr. Cain was President and Chief Executive Officer of Distribution Architects International, Inc., a distribution and logistics software developer and marketer. Mr. Cain has extensive experience in software development, e-commerce and supply chain management.

     THOMAS W. FREEZE. Mr. Freeze has served as Senior Vice President since May 2000, as Chief Financial Officer, Secretary and Treasurer since April 1997, and as a Director since October 1999. From April 1997 to May 2000, Mr. Freeze served as a Vice President of the Company. From April 1994 to March 1997, Mr. Freeze served as Vice President, Finance and Administration - Retail of New England Business Service, Inc. From October 1989 to April 1994, Mr. Freeze served as Vice President, Treasurer and Secretary of New England Business Service, Inc.

     MARK S. HOWELLS. Mr. Howells has served as Chairman of the Board of the Company since March 1995. For the period from March 1995 to August 1995, Mr. Howells also served as President and Chief Executive Officer of the Company. He served as the Chairman of the Board of PB Southeast, a former subsidiary of the Company, from its inception in May 1993 until it was dissolved in 1999 and served as its President and Chief Executive Officer from May 1993 to August 1994. From 1987 to May 2000, Mr. Howells served as the President and Chairman of Arizona Securities Group, Inc., a registered securities broker-dealer. Since May 2000, Mr. Howells has devoted a majority of his time to serving as the President and Chairman of M.S. Howells & Co., a registered securities broker-dealer. Mr. Howells is also the President of Audesi Capital Management LLC, a registered investment adviser formed in 2001.

     ERIC J. KUFEL. Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997. From November 1995 to January 1997, Mr. Kufel was Senior Brand Manager at The Dial Corporation and was responsible for the operating results of Purex Laundry Detergent. From June 1995 to November 1995, Mr. Kufel was Senior Brand Manager for The Coca-Cola Company where he was responsible for the marketing and development of Minute Maid products. From November 1994 to June 1995 Mr. Kufel was Brand Manager for The Coca-Cola Company, and from June 1994 to November 1994, Mr. Kufel was Assistant Brand Manager for The Coca-Cola Company. From January 1993 to June 1994, Mr. Kufel was employed by The Kellogg Company in various capacities including being responsible for introducing the Healthy Choice line of cereal and executing the marketing plan for Kellogg's Frosted Flakes cereal. Mr. Kufel earned a Masters of International Management from the American Graduate School of International Management in December 1992.

     JAMES W. MYERS. Mr. Myers has served as a Director since January 1999. Mr. Myers has been President of Myers Management & Capital Group, Inc., a consulting firm specializing in strategic, organizational and financial advisory services to CEO's, since January 1996. From December 1989 to December 1995, Mr. Myers served as President of Myers, Craig, Vallone & Francois, Inc., a management and corporate finance consulting firm. Previously, Mr. Myers was an executive with a variety of consumer goods companies. Mr. Myers currently serves as director of ILX Resorts, Inc., a publicly-traded time-share sales and resort property company.

     ROBERT C. PEARSON. Mr. Pearson has served as a Director of the Company since March 1996. Mr. Pearson has been Senior Vice President-Corporate Finance for Renaissance Capital Group, Inc. since April 1997. Previously, Mr. Pearson had been an independent financial and management consultant specializing in investments with emerging growth companies. Renaissance Capital Group is the investment manager of Renaissance Capital Growth & Income Fund III, Inc. ("Renaissance Capital"), the former owner of the Company's 9% Convertible Debentures and currently a shareholder of the Company. From 1990 to 1994, Mr. Pearson served as Executive Vice President and Chief Financial Officer of Thomas Group, Inc., a publicly traded consulting firm. Prior to 1990, Mr. Pearson was Vice President-Finance of Texas Instruments, Incorporated. Mr. Pearson is currently a director of Advance Power Technology, Inc. (a publicly traded semiconductor manufacturer) and CaminoSoft Corp. (a distributor of consumables for laser printers).

     AARON M. SHENKMAN. Mr. Shenkman has served as a Director of the Company since June 1997. He has served as the General Partner of Managed Funds LLC since October 1997. He served as the Vice-Chairman of Helen of Troy Corp., a distributor of personal care products, from March 1997 to October 1997. From February 1984 to February 1997, Mr. Shenkman was the President of Helen of Troy Corp. From 1993 to 1996, Mr. Shenkman also served as a Director of Craftmade International, a distributor of ceiling fans.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                      VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                                    * * * * *

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table set forth in "Executive Compensation" below, and (iv) all directors and executive officers of the Company (as of the Record Date) as a group.

                                                                 AMOUNT AND NATURE OF     PERCENT OF SHARES OF
                        NAME AND ADDRESS                        BENEFICIAL OWNERSHIP OF       COMMON STOCK
                      OF BENEFICIAL OWNER                           COMMON STOCK (1)      BENEFICIALLY OWNED (2)
                      -------------------                           ----------------      ----------------------
Thomas E. Cain.................................................          71,900(3)                 0.5%
  5050 N. 40th Street
  Phoenix, AZ  85018
Thomas W. Freeze...............................................         517,000(4)                 3.2
  3500 S. La Cometa Drive
  Goodyear, AZ 85338
Mark S. Howells................................................         834,269(5)                 5.2
  2390 E. Camelback Road
  Suite 315
  Phoenix, AZ 85016
Eric J. Kufel..................................................         895,000(6)                 5.4
  3500 S. La Cometa Drive
  Goodyear, AZ 85338
James W. Myers.................................................          40,000(7)                 0.3
  5050 N. 40th Street
  Suite 300
  Phoenix, AZ 85018
Robert C. Pearson..............................................          55,000(8)                 0.3
  8080 North Central Expressway
  Suite 210/LB59
  Dallas, TX 75206
Aaron M. Shenkman..............................................         102,000(9)                 0.6
  24 Sandpiper Strand
  Coronado, CA  92118
Glen E. Flook..................................................         437,666(10)                2.7
  3500 S. La Cometa Drive
  Goodyear, AZ 85338
John M. Silvestri..............................................          66,666(11)                0.4
  3500 S. La Cometa Drive
  Goodyear, AZ 85338
Renaissance Capital Growth & Income Fund III, Inc.(13).........       2,016,357(12)               12.8
  8080 North Central Expressway
  Suite 210/LB59
  Dallas, TX 75206-1857
Renaissance U.S. Growth & Income Trust PLC(13).................         990,125                    6.3
  c/o Renaissance Capital Group, Inc., Investment Manager
  8080 North Central Expressway
  Suite 210/LB59
  Dallas, TX 75206-1857
BFS US Special Opportunities Trust PLC(13).....................         845,055                    5.4
  c/o Renaissance Capital Group, Inc., Investment Manager
  8080 North Central Expressway
  Suite 210/LB59
  Dallas, TX 75206-1857
Capital Foods, LLC.............................................       4,610,088(14)               28.8
  225 W. Hospitality Lane, Suite 201
  San Bernardino, CA  02408
All executive officers and directors as a group (9 persons)(15)       3,019,501(15)               16.6

----------
(1) Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2) Shares of Common Stock which an individual or group has a right to acquire within 60 days of the Record Date pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person shown in the table. On the Record Date, the date as of which these percentages are calculated, there were 15,694,185 shares of Common Stock issued and outstanding.
(3) Includes 35,000 shares of Common Stock issuable to Mr. Cain upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(4) Includes 515,000 shares of Common Stock issuable to Mr. Freeze upon the exercise of stock options (250,000 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date. Excludes 60,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.
(5) Includes 215,000 shares of Common Stock issuable to Mr. Howells upon the exercise of stock options (160,000 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date.
(6) Includes 890,000 shares of Common Stock issuable to Mr. Kufel upon the exercise of stock options (400,000 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date. Excludes 85,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.
(7) Includes 40,000 shares of Common Stock issuable to Mr. Myers upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(8) Includes 55,000 shares of Common Stock issuable to Mr. Pearson upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(9) Includes 45,000 shares of Common Stock issuable to Mr. Shenkman upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(10) Includes 436,666 shares of Common Stock issuable to Mr. Flook upon the exercise of stock options (250,000 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date. Excludes 53,334 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.
(11) Includes 66,666 shares of Common Stock issuable to Mr. Silvestri upon the exercise of stock options (33,333 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date. Excludes 173,334 shares of Common Stock issuable upon the exercise of stock options (66,667 of which were granted outside of the Company's stock option plan) which have not yet vested and which are not exercisable within 60 days of the Record Date.
(12) Includes 85,000 shares of Common Stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date.
(13) Renaissance Capital Group, Inc. serves as the investment advisor of Renaissance Capital Growth & Income Fund III, Inc. and as investment manager of Renaissance US Growth & Income Trust PLC and BFS US Special Opportunities Trust PLC.
(14) Includes 325,000 shares of Common Stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date.
(15) Includes (i) 2,248,331 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date (1,348,331 of which were granted under the Company's stock option plan and 900,000 of which were granted outside of the Company's stock option plan). Excludes 421,668 shares of Common Stock issuable upon the exercise of stock options granted under the Company's stock option plan which are not exercisable within 60 days of the Record Date.

                                PERFORMANCE GRAPH

     Included below is a line graph and a table comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index and the Company's Peer Group for the period commencing December 31, 1996 and ending December 31, 2001 covering the Company's five fiscal years ended December 31, 1997, 1998, 1999, 2000 and 2001.

     The Company has selected a Peer Group consisting of the four publicly traded companies named below, which are in the snack food industry. Virtually all of the Company's direct competitors and peers are privately held companies or subsidiaries or divisions of larger publicly held companies so that the available members of the Peer Group are limited.

                                     [GRAPH]

                                                         NASDAQ
DATE                 POORE BROTHERS, INC. ("SNAK")    STOCK MARKET    PEER GROUP
----                 -----------------------------    ------------    ----------
December 31, 1996               100.00                   100.00         100.00
December 31, 1997                25.81                   122.48         110.72
December 31, 1998                15.33                   172.68         115.11
December 31, 1999                37.91                   320.83          96.45
December 31, 2000                69.37                   192.98          90.77
December 31, 2001                64.52                   153.12         121.51

     This graph and table assumes that $100 was invested on December 31, 1996 in the Company's Common Stock, in The Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Lance, Inc., Ralcorp Holdings, Inc., Golden Enterprises, Inc. and J&J Snack Foods Corp. and that dividends were reinvested.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board of Directors and through its standing committees. As of the date of this Proxy Statement, two committees have been established, an Audit Committee and a Compensation Committee. The Board of Directors does not currently utilize a Nominating Committee or committee performing similar functions.

     The Audit Committee: (i) makes recommendations to the Board of Directors as to the independent accountants to be appointed by the Board of Directors; (ii) reviews with the independent accountants the scope of their examinations; (iii) receives the reports of the independent accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) reviews, either directly or indirectly or through independent accountants, the internal accounting and auditing procedures of the Company; (v) reviews related party transactions; and (vi) performs such other functions as may be assigned to it from time to time by the Board of Directors. The Audit Committee is comprised of three members of the Board of Directors, Messrs. Pearson, Howells and Myers. The Chairman of the Audit Committee is Mr. Pearson. The Audit Committee was established on October 22, 1996.

     The Compensation Committee reviews and approves the compensation of executive officers, including the chief executive officer. The Compensation Committee is currently comprised of three members of the Board of Directors, Messrs. Howells, Myers and Shenkman. None of the Committee members are officers of the Company. The Chairman of the Compensation Committee is Mr. Shenkman. The Compensation Committee was established on June 12, 1997.

     During the fiscal year ended December 31, 2001, the Board of Directors met six times and took actions on two other occasions by unanimous written consent. During such period, there were two meetings of the Audit Committee and two meetings of the Compensation Committee. During the fiscal year ended December 31, 2001, each Director attended at least 75% of the Board of Directors meetings and meetings of any committees on which he served.

                          REPORT OF THE AUDIT COMMITTEE

     The Company's Audit Committee consists of three directors, each of whom is an "independent director" as such term is defined in the Nasdaq listing standards, and operates under a written charter adopted by the Board of Directors. A brief description of the responsibilities of the Audit Committee is set forth above under the caption "MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS."

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2001 with management of the Company and with Arthur Andersen, the Company's independent public accountants. The Audit Committee has also discussed with Arthur Andersen the matters required by Statement on Auditing Standards No. 61, "Communications with Audit Committees". The Audit Committee has also received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Arthur Andersen its independence.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Board of Directors,

     Robert C. Pearson, Chairman
     Mark S. Howells
     James W. Myers

                            COMPENSATION OF DIRECTORS

     In May 2001, the Company granted options to purchase 10,000 shares of the Company's Common Stock to each person who was elected to the Board of Directors at the 2001 annual meeting of shareholders (other than Messrs. Kufel and Freeze). Such options have an exercise price of $3.09 per share, are exercisable one year from the date of grant and have a term of five years.

     In the future, in order to attract and retain highly competent persons as Directors and as compensation for Directors' service on the Board, the Company may, from time to time, grant additional stock options or issue shares of Common Stock to non-employee Directors.

     Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and for other expenses incurred in their capacity as Directors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee is comprised of three members of the Board of Directors, Messrs. Howells, Myers and Shenkman. None of the members of the Committee are officers of the Company. The Compensation Committee reviews and approves the compensation of executive officers, including the chief executive officer, of the Company.

GENERAL EXECUTIVE COMPENSATION POLICY

     The Company's executive compensation policy is designed (i) to attract to the Company qualified individuals who have the potential as executive officers to contribute to the long-term growth and success of the Company and thereby enhance shareholder value, (ii) to motivate such executive officers to perform at the highest of professional levels so as to maximize their contribution to the Company, and (iii) to retain such executive officers in the employ of the Company. Accordingly, the Company's executive compensation policy is intended to offer the Company's executive officers competitive compensation opportunities that are tied to their contribution to the growth and success of the Company and their personal performance. Each executive officer's compensation package is comprised of three major elements: (i) base salary, which reflects individual performance and has generally been set below market levels in the industry; (ii) annual cash incentive bonus, which provides an incentive to help the Company achieve its financial objectives; and (iii) periodic stock option grants, which strengthen the mutuality of interests between the executive officers and the Company's shareholders.

     As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer's qualifications, experience, prior salary, and industry salary information. Year-to-year adjustments to each executive officer's base salary are based upon personal performance for the year, changes in the general level of salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company, as well as other factors the Compensation Committee judges to be pertinent during an assessment period. The annual cash incentive bonus for each executive officer is based on a percentage of base salary set annually in advance by the Compensation Committee and is awarded based on individual performance and requires the Company to achieve the targeted profit level. In making base salary and cash incentive bonus decisions, the Compensation Committee exercises its judgment to determine the appropriate weight to be given to each of the above-listed factors. Stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. Stock option grants are intended to directly motivate an executive to maximize long-term shareholder value. In general, stock options granted to executive officers utilize three-year vesting periods that are intended to encourage executive officers to continue in the employ of the Company. Each executive officer also receives certain additional non-cash and non-stock benefits.

IMPLEMENTATION OF EXECUTIVE COMPENSATION POLICY

     The following describes the manner in which the Company's executive compensation policy was implemented with respect to the fiscal year ended December 31, 2001. Also summarized below are some of the more important factors that were considered in establishing each executive officer's compensation package for the 2001 fiscal year. Additional factors were also taken into account, and the Compensation Committee may, in its discretion, apply entirely different factors (particularly, different measures of performance) in setting executive compensation for future fiscal years, but it is expected that all compensation decisions will be designed to further the general executive compensation policy set forth above.

     Each year, the Chief Executive Officer recommends to the Compensation Committee new base salary levels, annual incentive bonus levels as a percentage of base salary, and stock option grants for the Company's executive officers. In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys of compensation, as well as the past and expected future contributions of the individual executive officers. The Compensation Committee then reviews the Chief Executive Officer's recommendations in light of its assessment of each officer's past performance and its expectation as to future contributions, and arrives at new compensation levels for each of the executive officers, including the Chief Executive Officer.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In setting the compensation payable to Mr. Kufel, the Compensation Committee generally sets his base salary modestly below market levels in the industry, while at the same time providing modestly higher incentive and stock option compensation opportunities based on the Company's performance. Mr. Kufel's base salary for the fiscal year ended December 31, 2001, was established based upon the Compensation Committee's evaluation of the Company's performance and Mr. Kufel's personal performance, as well as its objective of improving the competitiveness of Mr. Kufel's salary as compared to salaries being paid to similarly situated chief executive officers. Mr. Kufel's salary was also based on the Compensation Committee's assessment of his favorable performance, which included his satisfaction of the performance goals established by the Compensation Committee at the beginning of the fiscal year ended December 31, 2000, as well as the corporate performance of the Company during such year.

Accordingly, the Compensation Committee approved an increase in Mr. Kufel's base salary to $200,000 effective February 2001. At that time, the Committee also approved an annual incentive bonus equal to 30% of base salary, subject to the Company's achieving the target profit performance for fiscal 2001. The Company did not achieve its profit target for fiscal 2001 and therefore Mr. Kufel did not earn a bonus for fiscal 2001. In June 2001, the Compensation Committee approved an award to Mr. Kufel of stock options to purchase 60,000 shares of Common Stock. The stock options to purchase 60,000 shares were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant and are subject to vesting. During fiscal 2001, all grants of stock options by the Company to its executive officers, including Mr. Kufel, were made pursuant to the Company's Stock Option Plan.

     Submitted by the Compensation Committee of the Board of Directors,

     Aaron M. Shenkman, Chairman
     Mark S. Howells,
     James W. Myers

                               EXECUTIVE OFFICERS

     The Board of Directors appoints the Company's executive officers. Certain information concerning the Company's executive officers is set forth below, except that information concerning Mr. Kufel, the Company's President and Chief Executive Officer, and Mr. Freeze, the Company's Senior Vice President, Chief Financial Officer, Secretary and Treasurer, is set forth above under "PROPOSAL 1 -- ELECTION OF DIRECTORS."

     GLEN E. FLOOK, age 43, has served as Senior Vice President-Operations since May 2000 and as Vice President-Manufacturing from March 1997 to May 2000. From January 1994 to February 1997, Mr. Flook was employed by The Dial Corporation as a Plant Manager for a manufacturing operation that generated $40 million in annual revenues. From January 1983 to January 1994, Mr. Flook served in various capacities with Frito-Lay, Inc., including Plant Manager and Production Manager.

EMPLOYMENT AGREEMENTS

     Messrs. Kufel, Flook and Freeze are employed under "at will" employment agreements which provide that their annual salary is subject to increases at the discretion of the Company's Board of Directors. The Company has non-compete agreements with all of its executive officers. John M. Silvestri resigned as Senior Vice President - Sales and Marketing effective February 7, 2002.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years, as applicable, to the Company's Chief Executive Officer and those other executive officers of the Company whose salary and bonuses, if any, exceeded $100,000 for the Company's fiscal year ended December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                  ANNUAL COMPENSATION            COMPENSATION
                                            ----------------------------------      AWARDS
             NAME AND                                           OTHER ANNUAL     STOCK OPTIONS    ALL OTHER
        PRINCIPAL POSITION           YEAR    SALARY    BONUS   COMPENSATION(5)      GRANTED      COMPENSATION
        ------------------           ----   --------   -----   ---------------      -------      ------------
Eric J. Kufel (1)                    2001   $196,923   6,942         --              60,000              --
  President, Chief Executive         2000   $169,615      --         --             400,000              --
  Officer and Director               1999   $139,231      --         --              75,000              --
Glen E. Flook (2)                    2001   $146,559   4,949         --              40,000              --
  Senior Vice President-             2000   $122,519      --         --             250,000              --
  Operations                         1999   $108,846      --         --              40,000              --
Thomas W. Freeze (3)
  Senior Vice President, Chief       2001   $156,538   5,386         --              40,000              --
  Financial Officer, Secretary and   2000   $133,173      --         --             250,000              --
  Treasurer                          1999   $118,846      --         --              60,000              --
John M. Silvestri (4)                2001   $161,052   2,025         --              40,000              --
  Former Senior Vice President -     2000   $ 49,578      --         --             200,000        $105,900(6)
  Sales & Marketing                  1999         --      --         --                  --              --

----------
(1) Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997.
(2) Mr. Flook has served as Senior Vice President - Operations since May 2000. From March 1997 to May 2000, Mr. Flook served Vice President-Manufacturing.
(3) Mr. Freeze has served as Senior Vice President since May 2000, as a Director since October 1999, and as Chief Financial Officer, Secretary and Treasurer since April 1997. From April 1997 to May 2000, Mr. Freeze served as Vice President.
(4) Mr. Silvestri served as Senior Vice President-Sales & Marketing of the Company from September 2000 to February 7, 2002.
(5) In accordance with SEC rules, perquisites and personal benefits have been omitted when such compensation does not exceed the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus for that year.
(6) Represents payments made to Mr. Silvestri in connection with his relocation to Arizona upon obtaining employment with the Company.

     The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 2001 for the individuals shown in the Summary Compensation Table. No stock appreciation rights ("SARs") were granted in connection with any such stock options during the fiscal year ended December 31, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                     NUMBER OF                                                             POTENTIAL REALIZABLE
                     SHARES OF                                                              VALUE OR GRANT DATE
                    COMMON STOCK   PERCENT OF TOTAL                                               VALUE
                     UNDERLYING    OPTIONS GRANTED                                         --------------------
                      OPTIONS        TO EMPLOYEES       EXERCISE PRICE                        5%         10%
NAME                 GRANTED(1)    IN FISCAL YEAR (2)      PER SHARE     EXPIRATION DATE     ($)         ($)
----                 ----------    ------------------      ---------     ---------------   --------    --------
Eric J. Kufel          60,000            14.1%               $3.10        June 29, 2006    $237,388    $299,555
Glen E. Flook          40,000             9.4%               $3.10        June 29, 2006    $158,529    $199,703
Thomas W. Freeze       40,000             9.4%               $3.10        June 29, 2006    $158,529    $199,703
John M. Silvestri      40,000             9.4%               $3.10        June 29, 2006    $158,529    $199,703

----------
(1) All listed stock options vest over a three-year period from the date of grant.

(2) For purposes of calculating these percentages, stock options to purchase an aggregate of 50,000 shares of Common Stock granted to non-employee Directors during fiscal 2001 were excluded from Total Options Granted to Employees in Fiscal Year.

     The following table sets forth information concerning the number and value of unexercised stock options at December 31, 2001 held by the individuals shown in the Summary Compensation Table. None of such persons held any SARs at December 31, 2001 or exercised any SARs during 2001.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                    NUMBER OF   AGGREGATE    NUMBER OF SHARES OF COMMON       VALUE OF UNEXERCISED
                     SHARES       VALUE     STOCK UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                    RECEIVED     REALIZED   OPTIONS AT DECEMBER 31, 2001      DECEMBER 31, 2001 (1)
                      UPON        UPON      ----------------------------   ---------------------------
      NAME          EXERCISE     EXERCISE    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      ----          --------     --------    -----------   -------------   -----------   -------------
Eric J. Kufel          --           --         690,000        225,000        $758,594       $225,000
Glen E. Flook          --           --         311,666        138,334        $327,057       $138,334
Thomas W. Freeze       --           --         390,000        145,000        $425,156       $145,000
John M. Silvestri      --           --          66,666        133,334              --             --

----------
(1) Value is the difference between the market value of the Company's Common Stock on December 31, 2001, which was $2.50 per share (based upon the last sales price of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq")), and the exercise price.

                            10-YEAR OPTION REPRICINGS

     The following table sets forth information concerning repricings of options held by the individuals shown in the Summary Compensation Table.

                                         NUMBER OF                                                         LENGTH OF
                                         SHARES OF       PER SHARE      ORIGINAL PER                       ORIGINAL
                                        COMMON STOCK    MARKET PRICE   SHARE EXERCISE     PER SHARE       OPTION TERM
                                         UNDERLYING      OF COMMON         PRICE OF     EXERCISE PRICE   REMAINING AT
                    DATE OF             REPLACEMENT    STOCK AT TIME      CANCELLED     OF REPLACEMENT      DATE OF
NAME               REPRICING              OPTIONS       OF REPRICING       OPTIONS         OPTIONS         REPRICING
----               ---------              -------       ------------       -------         -------         ---------
Eric J. Kufel      September 14, 1998     300,000          $0.9725         $3.5625         $1.2500            3.4
Glen E. Flook      September 14, 1998      75,000          $0.9725         $3.9375         $1.2500            3.4
Thomas W. Freeze   September 14, 1998     125,000          $0.9725         $2.8750         $1.2500            3.6

The exercise price ($1.25 per share) of the replacement options approved by the Board of Directors exceeded the market price ($0.9725 per share) of shares of our Common Stock on the date of grant. The three-year vesting period and five-year term of the replacement options commenced on their date of grant, September 14, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The land and building (140,000 square feet) occupied by us in Bluffton, Indiana is leased pursuant to a twenty-year lease dated May 1, 1998 with American Pacific Financial Corporation, an affiliate of Capital Foods LLC, a shareholder of ours. See "SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The lease extends through April 2018 and contains two additional five-year lease renewal periods at our option. Lease payments are approximately $20,000 per month, plus CPI adjustments, and we are responsible for all real estate taxes, utilities and insurance.

     On December 27, 2001, we completed the sale of 586,855 shares of Common Stock at an offering price of $2.13 per share to BFS US Special Opportunities Trust PLC, a fund managed by Renaissance Capital Group, Inc., in a private placement transaction. Renaissance Capital Group, Inc. also serves as the investment advisor of Renaissance Capital Growth & Income Fund III, Inc. and as investment manager of Renaissance US Growth & Income Trust PLC, each of which is a shareholder of ours. See "SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Robert Pearson, a member of the Board of Directors, is Senior Vice President-Corporate Finance of Renaissance Capital Group, Inc. Pursuant to our Share Purchase Agreement dated December 27, 2001 with the investor, we have agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the newly issued shares of Common Stock. The registration statement is required to be filed no later than 120 days after the closing date and is required to be declared effective within 90 days after the filing date.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mark S. Howells, the current Chairman of the Board and a member of the Compensation Committee, was formerly President and Chief Executive Officer of the Company from March 1995 to August 1995 and also served as the Chairman of the Board of PB Southeast, a former subsidiary of the Company, from its inception in May 1993 until it was dissolved in 1999 and served as its President and Chief Executive Officer from May 1993 to August 1994.

                                    * * * * *

            PROPOSAL 2 -- SHAREHOLDER PROPOSAL REGARDING THE FORM OF
                            THE COMPANY'S PROXY CARD
                             (ITEM 2 ON PROXY CARD)

     We expect the following shareholder proposal to be presented at the Annual Meeting. Following SEC rules, we are reprinting the proposal and supporting statement. The Company takes no responsibility for them. The Board of Directors recommends that you vote AGAINST this proposal for the reasons given after the proposal.

     This proposal was submitted by Robert D. Morse, 212 Highland Avenue, Moorestown, New Jersey 08057-2717 ("the Proponent"), owner of record of at least $2,000 worth of shares of common stock of the Company.

MR. MORSE'S PROPOSAL

     I, Robert D. Morse, 212 Highland Ave. Moorestown, NJ 08057-2717, owner of $2000.00 or more value of Company stock, wish to present the following proposal for printing in the Year 2002 Proxy material:

     Management and Directors are requested to change the format of the Proxy Material in the two areas which are not fair to the shareowners: Remove the word "EXCEPT" and re-apply the word "AGAINST" in the Vote For Directors column. Remove the statement (if applicable) placed in the lower section announcing that all signed proxies but not voted as to choice will be voted at the discretion of Management.

     REASONS:

     Note that this is the only area in which an "AGAINST" choice is omitted. Claiming of votes by Management is unfair, as a shareowner has the right to sign as "Present" and not voting, showing receipt of material and only preventing further solicitation of a vote.

     FURTHER:

     Since Management claims the right to advise an "AGAINST" vote in matters presented by Shareowners, I likewise have the right to ask for a vote "AGAINST" all Company select nominees for Director until directors stop the practice of excessive extra remuneration for Management other than base pay and some acceptable perks. THANK YOU.

     Robert D. Morse

THE COMPANY'S RESPONSE

     The Directors recommend that you vote AGAINST this shareholder proposal.

     We do not believe that the Company's form of proxy disadvantages its shareholders as suggested by Mr. Morse. In fact, we believe that Mr. Morse's proposal is unnecessary for several reasons. First, the Company's proxy card clearly permits shareholders to withhold their votes from any or all of the director nominees. By withholding a vote for a nominee, your vote is not counted for that nominee at the Annual Meeting. Second, our shareholders have been using this form of proxy for a number of years and it is consistent with the form of proxy commonly used by publicly traded companies. Finally, the Company's current form of proxy complies with SEC regulations.

     In addition, Mr. Morse asks the board to change its form of proxy by deleting the statement that if choices are not indicated on the proxy card, those shares will be voted in accordance with the directors' recommendations. SEC regulations specifically provide that a proxy may confer discretionary authority with respect to matters as to which a choice is not specified by the security holder. In order to do this, the form of proxy must state in boldface type how shares represented by the proxy will be voted. We believe that the Company's form of proxy complies with these regulations. Moreover, allowing shares to be voted in accordance with the Board of Directors' recommendations provides a useful voting mechanism for shareholders who wish to rely upon the judgment of the board.

     Accordingly, the board recommends that you vote AGAINST this proposal. Proxies solicited by the Board of Directors will be voted AGAINST this proposal, unless you specify otherwise in your proxy.

                                    * * * * *

                             INDEPENDENT ACCOUNTANTS

     Representatives of Arthur Andersen LLP, the Company's independent auditors ("Arthur Andersen"), are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire. In addition, such representatives are expected to be available to respond to appropriate questions from those attending the Annual Meeting.

     The Board of Directors engaged Arthur Andersen LLP to audit the Company's consolidated financial statements for the year ended December 31, 2001 and to perform certain other non-audit services.

     AUDIT FEES

     The aggregate fees billed by Arthur Andersen for professional services required for the audit of the Company's annual financial statements for fiscal 2001 and the reviews of the interim financial statements, including the Company's Forms 10-QSB for that year, were approximately $63,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no financial information systems design and implementation fees rendered by Arthur Andersen in fiscal 2001 and, accordingly, no fees for such services were billed by Arthur Andersen for such period.

     ALL OTHER FEES

     There were no other non-audit services rendered by Arthur Andersen in fiscal 2001 and, accordingly, no fees for such services were billed by Arthur Andersen for such period.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with, except that: (i) a Form 5 filed by Thomas E. Cain, a Director of the Company, with respect to the year ended December 31, 2001 reported purchases of shares of Common Stock effected in September 2000 for which a Form 4 was not filed; (ii) a Form 4 required to be filed by Mark S. Howells, a Director and Chairman of the Company, with respect to purchases of Common Stock during the month of May, 2001, was filed late with the SEC on or about June 27, 2001; (iii) a Form 5 filed by Aaron M. Shenkman, a Director of the Company, with respect to the year ended December 31, 2001 reported an exercise of stock options effected in February 2001, for which a Form 4 was not filed; and (iv) John M. Silvestri, a former executive officer of the Company, did not file a Form 5 with respect to the year ended December 31, 2001 reporting a stock option grant in June, 2001.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     If any Shareholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the 2003 annual meeting of shareholders, the proposal must be in proper form and received by the Secretary of the Company on or before December 16, 2002. In addition, if a shareholder intends to present a proposal for action at the 2003 annual meeting of shareholders, the shareholder must provide the Company with notice thereof by March 2, 2003. Proposals and notices should be directed to the Company's Corporate Secretary, Thomas W. Freeze, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338.

                                 OTHER BUSINESS

     The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

                   PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY

     The Company's principal executive offices are located at 3500 South La Cometa Drive, Goodyear, Arizona 85338, and the Company's telephone number is
(623) 932-6200.

                                        By Order of the Board of Directors

                                                   Eric J. Kufel
                                        President and Chief Executive Officer

Goodyear, Arizona
April 18, 2002


     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND DESIRE THEIR STOCK TO BE VOTED ARE URGED TO MARK, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              POORE BROTHERS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD 0F DIRECTORS

The undersigned hereby appoints Eric J. Kufel and Thomas W. Freeze, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of common stock, par value $.01 per share, of Poore Brothers, Inc. (the "Company") held of record by the undersigned on March 28, 2002, at an Annual Meeting of Shareholders of the Company to be held on May 21, 2002 or any adjournments or postponements thereof (the "Annual Meeting"), on the matters set forth on the reverse side of this Proxy, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSAL 1 AND AGAINST APPROVAL OF PROPOSAL 2.

                           (CONTINUED ON REVERSE SIDE)

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                              POORE BROTHERS, INC.

                                  MAY 21, 2002

Please Detach and Mail in the Envelope Provided

[X]  Please mark your votes as in this example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND A VOTE "AGAINST" PROPOSAL 2.

(1)  ELECTION OF DIRECTORS

     [ ]  FOR all nominees listed at right
     [ ]  WITHHELD all nominees listed at right
          FOR, except vote withheld from the following nominee(s) ______________
          NOMINEES: Thomas E. Cain
                    Thomas W. Freeze
                    Mark S. Howells
                    Eric J. Kufel
                    James W. Myers
                    Robert C. Pearson
                    Aaron M. Shenkman

(2)  SHAREHOLDER PROPOSAL REGARDING THE FORM OF THE COMPANY'S PROXY CARD.

     [ ] FOR
     [ ] AGAINST
     [ ] ABSTAIN

(3) TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK BOXES IN BLUE OR BLACK INK.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

______________________  Name (Please Print)
______________________  Name of Corporation (IF APPLICABLE)
(By)__________________  Signature
(Date) _______________, 2002

Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.